Exhibit 10.21

AMENDMENT NO. 1

TO

QUALITYTECH, LP 2010 EQUITY INCENTIVE PLAN

QUALITYTECH, LP, a Delaware limited partnership (the “Partnership”), hereby adopts this AMENDMENT NO. 1 (this “Amendment”) to QUALITYTECH 2010 EQUITY INCENTIVE PLAN (the “Plan”) effective as of October 24, 2012. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board, acting on behalf of the General Partner in its capacity as sole general partner of the Partnership, adopted the Plan on May 26, 2012.

WHEREAS, the General Partner now desires to amend the Plan to increase the number of Partnership Units available for issuance under the Plan (and the number of Employee Pool Units available for issuance under the Plan) from 1,180,000 to 2,077,500.

NOW THEREFORE, pursuant to Section 18.2 of the Plan, the Plan hereby is amended as follows:

1. Amendment. The first sentence of Section 4 of the Plan is deleted in its entirety and replaced with the following new sentence:

“Subject to adjustment as provided in Section 17 hereof, the number of Partnership Units available for issuance under the Plan (and the number of Employee Pool Units available for issuance under the Plan) shall be Two Million Two Hundred Fifty Thousand (2,250,000).”

2. Plan in Full Force and Effect. After giving effect to this Amendment and except as expressly amended hereby, the Plan shall in all respects continue in full force and effect.

To record the adoption of this Amendment to the Plan by the Partnership as of October 24, 2012, the General Partner has caused its authorized officer to execute this Amendment.

QUALITYTECH, LP

By:	QualityTech GP, LLC,
Its General Partner

By:	/s/ Chad L. Williams
Title:	Chief Executive Officer and Chairman